Exhibit 10.16
TOTAL SYSTEM SERVICES, INC.
Board of Directors Compensation for Non-Employee Directors
Cash Compensation

Annual Board Retainer	$40,000

Annual Committee Member Retainers
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Executive Committee	$10,000

Annual Committee Chair Retainers*
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$7,500
Executive Committee	$15,000

Annual Lead Director Retainer	$5,000

*	Note: The committee chair receives both an annual committee member retainer and an annual committee chair retainer.
Equity Compensation
An annual equity award with a fixed value of $20,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares
Director Stock Purchase Plan

Annual maximum company cash contribution per director participant	$3,000
to company-sponsored open market stock purchase plan, with company’s contribution equal to 15% of director participant’s cash contribution, subject to annual maximum contribution limit by director of $20,000. Employee directors may participate in this plan.